SUB-ITEM 77Q1:  Exhibits


AMENDMENT #25
TO THE RESTATED AND
AMENDED
DECLARATION OF TRUST

FEDERATED INCOME
SECURITIES TRUST
Dated May 19, 2000

	This Declaration of
Trust is amended as follows:

       Strike the first
paragraph of Section 5 ?
Establishment and Designation
of Series or Class of Article III
? BENEFICIAL INTEREST
from the Declaration of Trust
and substitute in its place the
following:

	"Section 5.
Establishment and
Designation of Series
or Class.  Without
limiting the authority
of the Trustees set
forth in Article XII,
Section 8, inter alia, to
establish and designate
any additional Series or
Class or to modify the
rights and preferences
of any existing Series
or Class, the Series and
Classes of the Trust are
established and
designated as:
Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R Shares
Institutional Shares
Federated Floating Rate
Strategic Income Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Fund for U. S.
Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Unconstrained Bond
Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Intermediate
Corporate Bond Fund
Service Shares
Institutional Shares
Federated Muni and Stock
Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Institutional Shares
Federated Prudent DollarBear
Fund
Class A Shares
Class C Shares
Institutional Shares


Federated Real Return Bond
Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income
Fund
Class A Shares
Class Y Shares
Service Shares
Institutional Shares

	The undersigned
hereby certify that the above
stated Amendment is a true and
correct Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees at a meeting on the
17th day of May, 2013, to
become effective on the 25th
day of June, 2013.

	WITNESS the due
execution hereof this 17th day of
May, 2013.



/s/ John F.
Donahue
/s/ Peter E.
Madden
John F. Donahue
Peter E.
Madden




/s/ John F.
Cunningham
/s/ Charles F.
Mansfield, Jr.
John F.
Cunningham
Charles F.
Mansfield, Jr.




/s/ J. Christopher
Donahue
/s/ Thomas M.
O?Neill
J. Christopher
Donahue
Thomas M.
O?Neill




/s/ Maureen
Lally-Green
/s/ John S.
Walsh
Maureen Lally-
Green
John S. Walsh














SUB-ITEM 77Q1:  Exhibits


AMENDMENT #13
TO THE BY-LAWS
OF
FEDERATED INCOME
SECURITIES TRUST
Effective June 1, 2013

	Strike Section 5.  Powers of
Executive Committee from
ARTICLE III - POWERS AND
DUTIES OF THE EXECUTIVE
AND OTHER COMMITTEES and
replace with the following:

	Section 5.  Powers of
Executive Committee.  During
the intervals between the
Meetings of the Trustees, the
Executive Committee, except as
limited by the By-Laws of the
Trust or by specific directions of
the Trustees, shall possess and
may exercise all the powers of
the Trustees in the management
and direction of the business and
conduct of the affairs of the Trust
in such manner as the Executive
Committee shall deem to be in
the best interests of the Trust,
and shall have power to authorize
the Seal of the Trust (if there is
one) to be affixed to all
instruments and documents
requiring the same.
Notwithstanding the foregoing,
the Executive Committee shall
not have the power to elect or
remove Trustees, increase or
decrease the number of Trustees,
elect or remove any Officer,
issue shares or recommend to
shareholders any action requiring
shareholder approval.


      	Insert the
following into ARTICLE VIII,
AGREEMENTS, CHECKS,
DRAFTS, ENDORSEMENTS,
ETC. and renumber the
remaining sections accordingly:
	Section 2.  Delegation of
Authority Relating to Dividends.
The Trustees or the Executive
Committee may delegate to any
Officer or Agent of the Trust the
ability to authorize the payment
of dividends and the ability to fix
the amount and other terms of a
dividend regardless of whether or
not such dividend has previously
been authorized by the Trustees.

	The title of ARTICLE
VIII is deleted and replaced as
follows:  ?AGREEMENTS,
CERTAIN DELEGATION,
CHECKS, DRAFTS,
ENDORSEMENTS, ETC.?